Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, we hereby consent to the incorporation by reference of our report letter dated March 21, 2006 on oil and gas reserves of Gulfport Energy Corporation and its subsidiaries, to all references to our firm, and to the reference to our firm as experts in this Registration Statement on Form S-8. We consent to the incorporation by reference in this Registration Statement of the aforementioned report letter.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ David B. Cox
David B. Cox Senior Vice President

Houston, Texas

July 7, 2006